UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2003

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.
1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

Maryland
(State or other jurisdiction of incorporation)

750 E. Pratt Street, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (410) 234-5000

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.  Other Events

Constellation Energy Group, Inc. has executed a Sales Agency Agreement with Citigroup Global Markets Inc. in connection with its continuous offering program for the sale of up to 1,806,100 shares of its common stock, registered under Post-Effective Amendment No. 1 to the registration statement on Form S-3 (Registration Nos. 333-59601 and 33-57658), pursuant to a prospectus filed under Rule 424(b) on May 21, 2003.

ITEM 7.  Financial Statements and Exhibits

(c)           Exhibit No. 99 - Form of Sales Agency Agreement with Citigroup Global Markets Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	May 21, 2003	/s/ E. Follin Smith
E. Follin Smith, Senior Vice President and Chief Financial Officer on behalf of registrant

EXHIBIT INDEX

Exhibit No. 99	Form of Sales Agency Agreement with Citigroup Global Markets Inc.